Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

December 4, 2025

Kimberly-Clark Corporation
P.O. Box 619000
Dallas, Texas 75261-9100

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special legal counsel to Kimberly-Clark Corporation, a Delaware corporation (“K-C”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4, initially filed with the Commission on December 4, 2025 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by K-C of up to 281,317,628 shares of K-C Class A common stock, par value $1.25 per share (the “Shares”), to be issued pursuant to the Agreement and Plan of Merger, dated as of November 2, 2025 (as amended from time to time, the “Merger Agreement”), by and among K-C, Kenvue Inc., Vesta Sub I, Inc., and Vesta Sub II, LLC.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement, (ii) the Registration Statement, (iii) the Amended and Restated Certificate of Incorporation of K-C in the form incorporated by reference as Exhibit 3.1 to the Registration Statement, (iv) the By-Laws of K-C, as amended on April 29, 2021, in the form incorporated by reference as Exhibit 3.2 to the Registration Statement and (v) resolutions of the board of directors of K-C that pertain to the Merger Agreement and the issuance of the Shares pursuant thereto (the “Share Issuance”). In addition, we have reviewed such questions of law as we considered necessary or appropriate.

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Kimberly-Clark Corporation
December 4, 2025

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto (other than K-C). We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of K-C and others as to factual matters.

In furnishing this opinion, we have further assumed that (i) the Registration Statement will be effective at the time of the Share Issuance, (ii) K-C’s stockholders will have approved the Share Issuance pursuant to the terms of the Merger Agreement and as contemplated by the Registration Statement, and (iii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares, when issued by K-C in accordance with the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing). We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

Kimberly-Clark Corporation
December 4, 2025

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP